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                                  EXHIBIT (23)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Tecumseh Products Company

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Tecumseh Products Company for the year ended December 31, 1999 of our report dated January 28, 2000 which appears on page 33 of the Annual Report to Shareholders for the year ended December 31, 1999.



                                        CIULLA, SMITH & DALE, LLP



Southfield, Michigan
March 22, 2000